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CONTACT:
Veronique Ondella
Netergy Networks
(408) 654-0886
veronique.ondella@netergynet.com


FOR IMMEDIATE RELEASE


                  NETERGY NETWORKS ANNOUNCES EXECUTIVE CHANGES


SANTA CLARA, Calif., January 22, 2001 -- Netergy Networks, Inc. (Nasdaq: NTRG) announced today that Paul Voois has resigned as Chief Executive Officer and Robert Habibi has resigned as President and Chief Operating Officer. Voois and Habibi will continue to serve in their current capacities until their successors are named by the Netergy Board of Directors.